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                                                                    EXHIBIT 10.8

                             VISKASE COMPANIES, INC.
                              RESTRICTED STOCK PLAN

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                             VISKASE COMPANIES, INC.
                              RESTRICTED STOCK PLAN

SECTION 1. PURPOSE

      The Board of Directors of Viskase Companies, Inc. (the "Company") has established the Viskase Companies, Inc. Restricted Stock Plan (the "Plan"). The purpose of the Plan is to encourage employees to stay in the employ of the Company and its subsidiaries following the Company's restructuring of its capital structure.

SECTION 2. DEFINITIONS

      Administrator: The Board.

      Award: Any grant of Restricted Shares made pursuant to the terms of the Plan.

      Board: The Board of Directors of the Company.

      Change of Control: The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations and the approved transaction is consummated. Notwithstanding the foregoing, Change of Control will not include any merger or sale if the Company's holders before the merger or sale would control a majority of the voting power of the successor immediately following the merger or sale. However, Change of Control will include the acquisition by any person or group (other than High River Limited Partnership, Debt Strategies Fund, Inc. or Northeast Investors Trust or their respective affiliates) of 40% or more of the voting power of the Company or its successor, but only if directors designated by such acquiring person or group (other than High River Limited Partnership, Debt Strategies Fund, Inc. or Northeast Investors Trust or their respective affiliates) thereafter constitute a majority of the Board.

      Code: The Internal Revenue Code of 1986, as amended.

      Company: Viskase Companies, Inc., a Delaware corporation, and any successor thereto.

      Disability: A condition entitling a Participant to benefit under the long-term disability policy maintained by the Company or one of its subsidiaries.

      Grant Date: The date on which an Award is made to a Participant.

      Participant: Any individual selected from time to time by the Administrator to receive an Award in accordance with Section 3 below.

      Plan: The Viskase Companies, Inc. Restricted Stock Plan, as amended from time to time.

      Stock: The Common Stock, par value a .01 per share, of the Company.

      Restricted Shares: Shares of Stock issued pursuant to the Plan subject to restrictions as contemplated by Sections 5 and 6 of the Plan.

      Restriction Period: With respect to any Restricted Shares, the period of time during which such Restricted Shares remain subject to conditions imposed by the Plan in connection with the Award thereof that might result in the forfeiture of such Award, as contemplated by Sections 5 and 6 of the Plan.

      Retirement: Termination of employment because of early or normal retirement under an approved retirement program of the Company or one of its subsidiaries.

SECTION 3. ADMINISTRATION

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      The Plan shall be administered by the Administrator. Subject to the terms and conditions of the Plan, the Administrator shall make all determinations necessary or advisable for the implementation and administration of the Plan, including without limitation, (a) selecting Participants upon the consultation and recommendation of the Company's Chief Executive Officer and (b) making Awards in such amounts as the Administrator shall determine upon the consultation and recommendation of the Company's Chief Executive Officer. In addition, the Administrator shall have the authority to construe and interpret the Plan and to waive any restriction applicable to an Award including, without limitation, forfeiture of an Award in the event of termination of employment. Any decision made or action taken in good faith by the Administrator in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all Participants under the Plan and upon any person claiming under or through a Participant. No member of the Administrator will be liable for any action taken or determination made in good faith by the Administrator or such member with respect to the Plan or any Award thereunder, and no other director of the Company shall be liable for any such decision made or action taken by the Administrator. The Administrator may obtain such advice or assistance from others as it deems appropriate. In addition, to the extent permitted by law, the Administrator may delegate its duties hereunder.

SECTION 4. STOCK SUBJECT TO PLAN

      Subject to Section 7, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 660,000. The shares of Stock to be delivered under the Plan will be made available from authorized but unissued shares of Stock. In the event that any Award expires, terminates or is cancelled for any reason, the shares of Stock awarded but not vested shall again be available for grant under the Plan.

SECTION 5. RESTRICTED SHARES AWARDS

      (a) Grant of Restricted Shares. Subject to the terms and conditions set forth in the Plan, Awards shall be granted to Participants in such amounts as determined by the Administrator in accordance with Section 3 above.

      (b) Terms and Conditions of Restricted Shares. Restricted Shares granted to Participants under the Plan shall be subject to the following terms and conditions until they vest in accordance with the vesting schedule set forth in
Section 5(c) below.

            (i) Subject to Sections 3 and 7, Restricted Shares granted to Participants may not be sold, assigned, transferred, pledged, or otherwise encumbered. No Restricted Shares subject to the Plan shall be subject to seizure by any creditor of the Participant or of his/her beneficiary, by a proceeding in law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy or insolvency of the Participant or of his/her beneficiary. Any such attempted sale, assignment, transfer, pledge, encumbrance, or other disposition not in strict compliance with the Plan shall be null and void. Except for such restrictions contained in this Section 5 and except that the Participant shall not be entitled to delivery of a certificate representing such shares until such shares have vested, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote the shares.

            (ii) Any dividends paid on Restricted Shares shall be paid into a trust account for the benefit of the Participants and shall be paid to the Participant with respect to such Restricted Shares if and as such Restricted Shares shall vest.

            (iii) Restricted Shares granted under the Plan shall be held in book entry form on the records of the transfer agent of the Company.

      (c) Vesting Schedule. Shares of Stock initially granted shall vest as follows: (i) 12-1/2% of such shares on the Grant Date, (ii) 17-1/2% of such shares on the first anniversary of the Grant Date, (iii) 20% of such shares on the second anniversary of the Grant Date, (iv) 20% of such shares on the third anniversary of the Grant Date, and (v) 30% of such shares on the fourth anniversary of the Grant Date. Shares of Stock granted to Participants after the first grant shall vest as determined by the Administrator in accordance with
Section 3 above.

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      (d)   Subject to the limitations of the Plan, upon vesting, a certificate for such shares will be issued to the Participant (or his or her legal representative, beneficiary or heir).

SECTION 6. TERMINATION OF EMPLOYMENT

      (a) All Restricted Shares subject to an Award which have not vested to a Participant at the time of termination of employment shall be forfeited upon termination of employment with the Company or one of its subsidiaries for any reason other than involuntary separation of employment from the Company for any reason other than for Cause, as hereinafter defined, on the part of the Participant ("Termination"), or the Disability or Retirement of such Participant. "Cause" shall mean a finding adopted in good faith by the Administrator that a Participant willfully failed to substantially perform his services or duties for the Company (other than a failure resulting from a Participant's Disability) and in the good faith judgment of the Administrator such failure continues following reasonable notice to the Participant providing a reasonable description of the basis for the Administrator's finding; provided, however, that if the Participant is a party to an Employment Agreement, the definition of "cause" set forth in that Agreement shall be substituted for the foregoing definition.

      (b) In the event the employment of a Participant with the Company or one of its subsidiaries shall terminate on account of Disability, such Participant or beneficiary shall not forfeit any Restricted Shares subject to an Award which have not yet vested and, at the time the shares would have otherwise vested hereunder, the Participant or his/her beneficiary shall be entitled to delivery of a certificate representing the Restricted Shares granted to such Participant.

      (c) In the event of a Termination (as defined in paragraph (a)), such Participant or beneficiary shall not forfeit any Restricted Shares subject to an Award which have not yet vested and shall be immediately entitled to delivery of a certificate representing such Restricted Shares.

SECTION 7. CHANGE OF CONTROL; ADJUSTMENT PROVISIONS

      In the event of a Change of Control, all restrictions on the Restricted Shares shall immediately lapse and Participants shall be immediately entitled to delivery of a certificate representing such Restricted Shares. In the event of any change in the number of shares of Preferred Stock or Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, each Award of Restricted Stock and the number of shares authorized for issuance under Section 4 hereof shall be proportionally adjusted.

SECTION 8. GENERAL PROVISIONS

      (a) Employment. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue in the employment of the Company or one of its subsidiaries or shall affect the right of the Company or one of its subsidiaries to terminate the employment of any Participant with or without cause.

      (b) Legality of Issuance of Shares. No Stock shall be issued pursuant to an Award unless and until all legal requirements applicable to such issuance have been satisfied.

      (c) Ownership of Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title, or interest in or to any Stock allocated or reserved for purposes of the Plan or subject to any Award except as to shares of Stock, if any, as shall have been issued to such Participant.

      (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

      (e) Acceptance of Awards. The acceptance of an Award by a Participant shall be deemed to indicate the acceptance by the Participant and ratification of, and consent to, any action taken under the Plan by the Company or Administrator.

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      (f)   Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement and any other agreement required by the Administrator with the Company in a form specified by the Administrator. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

      (g) Certain Legal Requirements. Each Award under the Plan shall be subject to the requirement that, if at any time the Administrator determines, in its discretion, that the listing, registration, or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue, purchase, or transfer of the shares of Stock subject to such Award, such shares shall not be issued, purchased, or transferred unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. As a condition precedent to the issuance of shares pursuant to the grant of an Award, the Administrator may require that the Participant take any reasonable action to meet such requirement. The Administrator may impose any restrictions it deems advisable on the Restricted Shares subject to any Award relating to compliance with the Securities Act of 1933, as amended, and any other applicable blue sky or other securities laws, and to the requirements of any stock exchange or securities quotation system upon which such shares or shares of the same class are then listed or quoted.

      (h) Withholding. At the time the restrictions on the Restricted Shares lapse, the Company or one of its subsidiaries, whichever the case may be, shall have the right to withhold from a Participant's wages an amount sufficient to satisfy any applicable federal, state or withholding tax requirements.

SECTION 9. TERM, AMENDMENT OR DISCONTINUANCE OF THE PLAN

      (a) This Plan and the Awards granted hereunder shall only be effective upon the effective date of the Company's prepackaged chapter 11 plan of reorganization, as contemplated under the Restructuring Agreement, dated as of July 15, 2002, among the Company, High River Limited Partnership, Debt Strategies Fund, Inc., and Northeast Investors Trust.

      (b) Amendment or Discontinuance. The Plan may be amended or discontinued by the Board from time to time, subject to any requirements of law or any stock exchange or other system on which the Stock may be traded. The Administrator may
(i) without the consent of a Participant, make such modifications in the terms and conditions of an Award held by such Participant as the Administrator deems advisable and which do not adversely affect the rights of such Participant in such Award and (ii) with the consent of a Participant, make any other modifications in the terms and conditions of an Award held by such Participant as the Administrator deems advisable.

      (c) Effect of Amendment or Discontinuance on Awards. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect the rights of a Participant in any Award theretofore granted to such Participant without the consent of such Participant.

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